Exhibit 10.6

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This Intellectual Property Assignment Agreement (“Agreement”) dated this 25th day of February 2011, is made and executed by and between Peak Wellness, Inc., a Connecticut corporation doing business as Peak Wellness Biopharma (“Assignor”), and Atlas Acquisition Corp., a Nevada corporation (“Assignee”).  Assignor and Assignee shall be collectively referred to as the Parties.

RECITALS:

WHEREAS, pursuant to that certain Intellectual Property Purchase Agreement (the “IPPA”) of even date herewith, by and among, Assignor, Atlas Therapeutics Corporation (“Atlas”), and Assignee, a wholly owned subsidiary of Atlas, Assignor has agreed to irrevocably transfer and assign to Assignee all of its right, title and interest, on a worldwide basis, in, to and under the proprietary formula and the natural myostatin inhibiting product known as MYO-T12 and all of the intellectual property, including but not limited to any interest in any trade secrets, trademarks, and/or patents associated with MYO-T12 and used in connection with the MYO-T12 Activities (as defined in the IPPA) as set forth on the attached Schedule A (collectively, the “Intellectual Property”);

NOW, THEREFORE, for the mutual promises and in consideration of the representations, warranties and covenants set forth in the IPPA, the Parties hereby agree as follows:

1.              Assignment.  Assignor does hereby assign, transfer and convey to Assignee, its successors, legal representatives and assigns, all right, title and interest in the Intellectual Property and any and all rights associated with the Intellectual Property together with the goodwill associated or symbolized with the trademarks and domain names.  Assignor further covenants and agrees that it shall promptly carry out with Assignee the transfer of the Intellectual Property to Assignee.

2.              Cooperation. Following the execution of this Agreement, the Parties shall deliver to each other such further information and documents and shall execute and deliver to the other such further instruments and agreements as the other Party shall reasonably request to consummate or confirm the transactions provided for in this Agreement, to accomplish the purpose of this Agreement or to assure to the other party the benefits of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have set their hands the day and year first above written.

ASSIGNOR:

PEAK WELLNESS, INC.

By:	/s/ Carlon Colker
Name: Carlon M. Colker
Title: President

ASSIGNEE:

ATLAS ACQUISITION CORP.

By:	/s/ J.B. Bernstein
Name: J.B. Bernstein
Title: Chief Executive Officer